EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 23, 1997 appearing on page F-2 of Evans Systems, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1997.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 28, 1998